Exhibit 23

Consent of Independent Registered Public Accounting Firm

Telos Corporation
19886 Ashburn Road
Ashburn, Virginia 20147
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-252400) of Telos Corporation of our report dated March 25, 2021, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP
McLean, Virginia
March 25, 2021